Exhibit 99.1

Media Contact:	Investor Relations Contact:
Tim Deighton	List Underwood
(205) 264-4551	(205) 801-0265

Regions Reports Second Quarter 2008 Earnings

Will reduce quarterly dividend from $0.38 to $0.10 per share to further strengthen capital position

BIRMINGHAM, Ala. – (BUSINESS WIRE) – July 22, 2008 – Regions Financial Corporation (NYSE:RF) today reported earnings for the quarter ending June 30, 2008.

The Company also announced that its Board of Directors has approved a reduction in Regions’ quarterly cash dividend from $0.38 to $0.10 per common share to further strengthen its capital position.

Highlights for the quarter included:

•

Earnings from continuing operations of 30 cents per diluted share. Excluding 9 cents of after-tax merger charges, earnings were 39 cents per diluted share (see reconciliation in “Earnings Highlights” table below)

•	Higher net loan charge-offs, at an annualized 0.86 percent of average loans, primarily due to home equity and residential homebuilder credit deterioration

•	Allowance for credit losses increases to 1.56 percent of loans

•	Further rise in non-performing assets to 1.65 percent of period end loans and other real estate

•	Increase in average loan growth to 6 percent annualized, driven by prudent support of Regions’ best commercial customers through the current cycle

•	Steady fee-based revenues, excluding unusual items, led by strong service charges and brokerage fees

•	Merger-related cost savings well above originally targeted $400 million; cost saves and operating efficiencies expected to exceed $700 million run-rate by year-end 2008

Regions Financial Corporation
Post Office Box 11007
Birmingham, Alabama 35288

Earnings Highlights

	Three months ended:
(In millions. except per share data)	June 30, 2008		March 31, 2008		June 30, 2007
	Amount	Dil. EPS	Amount	Dil. EPS	Amount	Dil. EPS
Earnings

Net interest income (FTE)	$989.5		$1,026.5		$1,112.0
Provision for loan losses	309.0		181.0		60.0
Non-interest income	743.2		908.3		696.8
Non-interest expense	1,140.4		1,250.3		1,057.7
Income from continuing operations	206.6	$0.30	336.7	$0.48	453.7	$0.63
Loss from discontinued operations, net of tax	(0.2)	(0.0)	(0.0)	0.00	(0.4)	0.00
Net income	206.4	0.30	336.7	0.48	453.3	0.63
Income from continuing operations (GAAP)	206.6	0.30	336.7	0.48	453.7	0.63
Merger-related charges, net of tax*	62.0	0.09	46.9	0.07	37.2	0.06
Income from continuing operations, excluding merger-related charges (non-GAAP)*	$268.6	$0.39	$383.6	$0.55	$490.9	$0.69

Key ratios

Net interest margin (FTE)	3.36%		3.53%		3.82%
Return on average assets**	0.58%		0.95%		1.32%
Return on average tangible equity**	10.98%		17.84%		22.89%

Asset quality

Reserves for credit losses as % of net loans	1.56%		1.49%		1.19%
Net charge-offs as % of average net loans**	0.86%		0.53%		0.23%
Non-performing assets as % of loans and other real estate	1.65%		1.25%		0.62%
Non-performing assets (including 90+ past due) as % of loans and other real estate	2.08%		1.73%		0.84%

*	See “Use of non-GAAP financial measures” at the end of this release
**	Annualized

Second quarter EPS of 39 cents, excluding merger-related charges

Regions’ second quarter 2008 net income was $206.4 million, or 30 cents per diluted share, which included the final $100.1 million (pre-tax) in merger-related expenses. Excluding the impact of merger-related expenses, earnings per diluted share from continuing operations were 39 cents compared to the previous quarter’s 55 cents. Pre-tax earnings reflect a continuation of the difficult credit cycle, including a provision for loan losses of $309.0 million, $128.0 million higher than first quarter’s level.

“Credit quality deterioration is today’s overriding issue for financial services companies, and Regions is not immune,” said Dowd Ritter, chairman, president and chief executive officer. “While we are prudently managing our credit risk and taking steps to strengthen our capital position, we are also focusing on growing revenue and managing costs to maintain a strong foundation for long-term growth and profitability.”

Dividend adjusted to reflect current operating environment

Given the current operating environment and its expected pressure on earnings, Regions will reduce its quarterly cash dividend to $0.10 per common share as of the dividend payable on October 1, 2008. The decision to build our capital position through a reduced dividend was taken after careful consideration of the effects of the current real estate credit cycle. In this challenging environment, it is prudent to retain more capital. The dividend reduction will retain nearly $780 million of capital annually and significantly strengthen Regions’ capital ratios. Regions is committed to maintaining a strong capital position.

Annualized net charge-offs of 86 basis points of average loans, non-performing assets at 165 basis points of loans and other real estate

Net loan charge-offs increased to $209.0 million, or an annualized 0.86 percent of average net loans, in the second quarter of 2008 compared to $125.8 million, or an annualized 0.53 percent of average net loans, in the prior quarter. The linked-quarter increase was primarily driven by continuing deterioration of the Company’s home equity portfolio, particularly lines in a second lien position in Florida, and its residential homebuilder portfolio, both of which are closely tied to declining residential property values.

Home equity credits accounted for over half of the increase in net-charge-offs, rising to an annualized 1.94 percent of outstanding loans and lines. The increase was mostly due to Florida-based credits, where property valuations in certain markets have experienced significant and rapid deterioration. While these loans and lines represent approximately $5.4 billion or one-third of Regions’ total home equity portfolio, they accounted for just under two-thirds of total company home equity losses in the second quarter. As further evidence of the acute stress in Florida’s housing market, second quarter home equity losses amounted to an annualized 3.55 percent of loans and lines in that state versus 1.08 percent across the remainder of Regions’ footprint. A number of actions have been taken to mitigate future losses in the home equity portfolio. These include a strong Customer Assistance Program that educates customers about workout options and initiates early contact with customers to discuss workout solutions when a loan first becomes delinquent.

Second quarter losses within the residential homebuilder portfolio were also higher, in line with expectations. This portfolio now stands at $5.8 billion, a $473 million reduction versus first quarter.

Reflecting continuing challenges in the credit environment, the second quarter’s loan loss provision totaled $309.0 million, or $100.1 million above net loan charge-offs. The total allowance for credit losses was 1.56 percent of net loans at June 30, 2008, an increase over the prior quarter’s 1.49 percent.

Total non-performing assets at June 30, 2008, were $1.6 billion, or 1.65 percent of loans and other real estate, compared to $1.2 billion, or 1.25 percent at March 31, 2008. Residential homebuilder and condominium loans were the primary drivers of the linked-quarter increase. Proactive management of these portfolios continued during the second quarter, as Regions disposed of approximately $147 million of properties, the majority of which had been classified as non-performing assets; additional dispositions are expected to be executed on an opportunistic basis.

Continuing solid loan growth, steady fee-based revenue

Average loans grew at an annualized 6 percent pace first-to-second quarter, driving solid gains in earning assets and benefiting revenue. Additional margin contraction, however, offset this effect.

Net interest income was just under $1 billion in second quarter 2008, a decline of $38 million from the prior quarter primarily due to a 17 basis point drop in the net interest margin to 3.36 percent. The net interest margin continues to be pressured by a negative shift in deposit mix, flow-through of recent yield curve movements and Federal Reserve interest rate reductions as well as higher non-performing asset levels.

Non-interest income of $743 million was relatively steady linked quarter, excluding securities transactions and first quarter’s Visa stock redemption gain. Higher brokerage and service charge fee income largely offset lower levels of mortgage and commercial credit fees. The improvement in brokerage fees reflected higher customer trading-related fees as well as solid Morgan Keegan results. Seasonal factors and a pricing change generated a $23 million rise in service charges linked quarter. Mortgage income was adversely affected by a $14.9 million loss on the sale of a $3.4 billion Government National Mortgage Association servicing rights portfolio.

Overall, Morgan Keegan had another good quarter, contributing $38.2 million in net income. Fixed-Income Capital Markets’ strong revenues were offset by somewhat weaker Equity Capital Markets results, causing total revenues to remain relatively unchanged linked quarter. Expenses dropped $11.6 million, primarily due to reduced personnel costs and write-downs. Write-downs on its investments in two mutual funds totaled $13.4 million compared to a $24.5 million charge in the first quarter. The mutual fund investments’ market value approximated $22.3 million at June 30, 2008.

Non-interest expenses, ongoing efforts to improve efficiencies

Non-interest expenses, excluding merger costs, totaled $1.040 billion in the second quarter. Expenses were reduced by a $67 million Mortgage Servicing Rights (MSR) reserve recapture. Excluding MSRs, the first quarter Visa litigation reserve settlement and loss on extinguishment of debt, non-interest expenses were relatively flat linked quarter, as personnel-related efficiencies were offset by higher credit-related costs, such as other real estate expenses and professional fees.

As part of a continuing process of streamlining the cost structure and improving operating leverage following late-2007 merger-related operational conversions, during the second quarter of 2008, the Company eliminated approximately 600 positions, primarily redundant back office and operational functions. Regions’ focus on efficiency has led to a 19 percent reduction in positions since the merger announcement. In the second quarter, the Company achieved a quarterly cost save run-rate of $165 million, which equates to an annual rate of $660 million. With additional initiatives currently underway plus the recent staff reductions, Regions expects its all-in annual cost save run-rate to exceed $700 million by year-end 2008.

For supplemental financial information about the second quarter results, please refer to the information on Form 8-K furnished by Regions to the Securities and Exchange Commission on July 22, 2008, or visit the Investor Relations page at www.regions.com.

About Regions Financial Corporation

Regions Financial Corporation is a member of the S&P 100 Index and Forbes Magazine’s “Platinum 400” list of America’s best big companies. With $144 billion in assets, Regions is one of the nation’s largest full-service providers of consumer and commercial banking, trust, securities brokerage, mortgage and insurance products and services. Regions serves customers in 16 states across the South, Midwest and Texas, and through its subsidiary, Regions Bank, operates over 1,900 banking offices and approximately 2,400 ATMs. Its investment and securities brokerage trust and asset management division, Morgan Keegan & Company Inc., provides services from some 400 offices. Additional information about Regions and its full line of products and services can be found at www.regions.com.

Forward-looking statements

This press release may include forward-looking statements about Regions Financial Corporation within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. Such statements involve inherent risks and uncertainties. Regions cautions that actual results and events could differ materially from expectations expressed in forward-looking statements as a result of factors such as possible changes in economic and business conditions and interest rates; the current stresses in the financial and residential real estate markets; Regions’ ability to attract and retain customers; the effects of geopolitical instability and risks such as terrorist attacks; the effects of weather and natural disasters such as droughts and hurricanes; possible changes in laws and regulations and governmental monetary and fiscal policies; the cost and other effects of legal and administrative cases and similar contingencies; possible changes in the creditworthiness of customers and the possible impairment of collectibility of loans; increased competition from both banks and non-banks; and effects of critical accounting policies and judgments. The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, please look under the caption “Forward-Looking Statements” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2007 and Form 10-Q for the quarter ended March 31,

2008, as on file with the Securities and Exchange Commission. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Regions assumes no obligation to update or revise any forward-looking statements that are made from time to time.

Use of non-GAAP financial measures

Page one of this earnings release presents computations of earnings and certain other financial measures excluding discontinued operations and merger charges (non-GAAP). Merger charges are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes the exclusion of merger charges in expressing earnings and certain other financial measures, including “earnings per share from continuing operations, excluding merger charges” and “return on average tangible equity, excluding discontinued operations and merger charges”, provides a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business, because management does not consider merger charges to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes:

•	Preparation of Regions’ operating budgets

•	Calculation of performance-based annual incentive bonuses for certain executives

•	Calculation of performance-based multi-year incentive bonuses for certain executives

•	Monthly financial performance reporting, including segment reporting

•	Monthly close-out “flash” reporting of consolidated results (management only)

•	Presentations of company performance to investors

Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors.

Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies in place to address expenses that qualify as merger charges and procedures in place to approve and segregate merger charges from other normal operating expenses to ensure that the Company’s operating results are properly reflected for period-to-period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes merger charges does not represent the amount that effectively accrues directly to stockholders (i.e., merger charges are a reduction in earnings and stockholders’ equity).

See page 20 of the supplement to this earnings release for computations of earnings and certain other GAAP financial measures and corresponding reconciliation to non-GAAP financial measures, which exclude discontinued operations and merger charges for the periods presented.

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